UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2014, Dunning Creek LLC (“Dunning Creek”), a wholly-owned financing subsidiary of FS Investment Corporation II (the “Company”), Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent and lender, entered into an amendment (the “Amendment”) to Dunning Creek’s revolving credit facility dated as of May 14, 2014 (as amended, the “Credit Facility”).

The Amendment increased the maximum commitments available under the Credit Facility from $150 million to $250 million. The Company paid certain fees to Deutsche Bank in connection with the Amendment.

No other material terms of the Credit Facility changed in connection with the Amendment.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On June 3, 2014, the board of directors (the “Board”) of the Company declared a regular monthly cash distribution of $0.062833 per share. The regular monthly cash distribution will be paid on or about June 30, 2014 to stockholders of record on June 27, 2014.

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as proceeds from the sale of shares of the Company’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Credit Agreement, dated as of June 4, 2014, between Dunning Creek LLC and Deutsche Bank AG, New York Branch, as administrative agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	June 6, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Credit Agreement, dated as of June 4, 2014, between Dunning Creek LLC and Deutsche Bank AG, New York Branch, as administrative agent and lender.